Exhibit 99.1

Nationstar Reports Third Quarter 2015 Financial Results

  Servicing achieved 3.6 basis points (bps) of profitability, up 57% QoQ
  Originations delivered adjusted pretax income of $50 million and funded nearly $5 billion in mortgages
  XomeSM third party revenues increased to 34%, up from 30% in Q2; continued focus on diversifying revenue streams and client base
  Awarded $50+ billion subservicing contract from a leading diversified financial services organization

DALLAS--(BUSINESS WIRE)--November 3, 2015--Today Nationstar Mortgage Holdings Inc. (NYSE: NSM) (“Nationstar” or the "Company"), a leading residential mortgage services company, reported financial results for its third quarter ended September 30, 2015.

Jay Bray, Chief Executive Officer, commented on the results, "Our servicing segment delivered on our profitability goal by improving delinquency levels which resulted in higher base servicing fees and continued to focus on driving down expenses that have the most impact to our profitability. Our originations team also met its primary goal to replenish our servicing portfolio in a cost effective manner by funding $5 billion in mortgages, the highest volume since the fourth quarter of 2013. Furthermore, Xome continues to simplify real estate transactions by enabling buyers, sellers and real estate professionals to successfully operate in the most efficient, transparent manner possible."

Nationstar reported a quarterly net loss for GAAP purposes of $66 million, or $0.62 per share, for the third quarter, inclusive of $152 million of fair value marks and $11 million of adjustments in the quarter. Adjusted earnings were $32 million, or $0.30 per share, for the quarter.

Third Quarter Business Highlights
Servicing Segment

(amounts in millions, unless otherwise noted)	Q2'15	Q3'15	% Change
Adjusted revenue	$247	$260	5%
MTM adjustments	82	(152)	(285)%
Total revenue	329	108	(67)%
Adjusted pretax income	$23	$36	57%
Adjusted pretax income margin	9%	14%	56%
Ending UPB ($B)	$404	$408	1%
Average UPB ($B)	$395	$400	1%
60+ day delinquency rate	7.4%	7.2%	3%
Annualized CPR rate	16.9%	16.2%	4%
Workouts	16,831	16,340	(3)%

The Servicing segment achieved $36 million of adjusted pretax income which equates to 3.6 bps based upon average servicing portfolio for the quarter. Pretax income improved for the third straight quarter as the Company remained focused on improving the customer experience, reducing delinquency ratios and executing on technology and process initiatives to drive profitability. Adjusted pretax income includes $11 million of adjustments, including $7 million as a result of regulatory examinations and $4 million related to finance charges in connection with the refinancing of advance facilities at favorable terms.

In October, a leading diversified financial services organization awarded Nationstar a long-term contract to sub-service mortgages for its customers. The Company expects that the existing portfolio, which exceeds $50 billion in average servicing portfolio made up primarily of conforming loans, will board over several months beginning in March 2016,pending the customary regulatory approvals and consents. In addition, given the organization's loyal customer base, the Company expects the client to continue to grow its mortgage portfolio over the foreseeable future.

The servicing portfolio CPR decreased to 16.2% in the quarter. Net of recapture, CPR was 13.3% for the quarter. Ending UPB was $408 billion as of quarter end, which includes $18 billion acquired from Ocwen. Assuming CPR remains steady or continues to decrease, the sub-servicing contract as well as the Company’s origination platform should more than replace expected run-off through 2016. In addition, the Company will continue to evaluate portfolio acquisition opportunities that meet or exceed our return on equity criteria, with each acquisition in 2016 increasing the overall portfolio size.

The Company reiterates and remains committed to its target for servicing profitability of 5 bps for the fourth quarter.

Originations Segment

	Q2'15	Q3'15	% Change
Revenue	$170	$180	6%
Adjusted pretax income	59	50	(15)%
Adjusted pretax income margin	35%	28%	(20)%
Funded volume - consumer direct ($B)	$3.0	$2.9	(3)%
Funded volume - total ($B)	$4.8	$4.9	2%
Recapture percentage (% of UPB)	25%	28%	12%
Purchase origination percentage of funded volume	27%	27%	—%

Revenues increased sequentially in the Originations segment for the fifth straight quarter to $180 million. Adjusted pretax income decreased principally due to expenses incurred as a result of increased funded volumes and increased staffing to improve the customer experience. Nationstar’s recapture rate continued to improve for the third straight quarter to 28%, creating $2.6 billion of new servicing assets. Nationstar funded $4.9 billion of volume during the quarter with 60% of the volume from the consumer direct channel.

The Originations segment has achieved seven straight quarters with pretax income above $40 million. For the fourth quarter, the Company expects adjusted pretax income to decline sequentially, driven by less business days as a result of holidays as well as general seasonality. With respect to its recapture rate, the Company expects this to continue to improve through 2016.

Xome Segment

	Q2'15	Q3'15	% Change
Revenue - Real Estate Exchange	$61	$51	(16)%
Revenue - Real Estate Services	61	58	(5)%
Total revenue	122	109	(11)%
Pretax income	$28	$17	(39)%
Pretax income margin	23%	16%	(30)%
Property sales	6,131	4,913	(20)%
REO ending inventory	8,279	8,008	(3)%
Fulfillment orders (appraisal, title, close)	158,100	167,200	6%
3rd party business %	30%	34%	13%

For the third quarter, Xome reported lower pretax income primarily due to lower property sales and continued to make investments in technology, marketing and corporate infrastructure. During the quarter, Xome invested over $16 million in the development of products and technology, of which $6 million was capitalized. Xome sold over 4,900 properties and ended the quarter with approximately 8,000 properties in inventory. Third party revenues have increased to 34% of total revenue as Xome continues to diversify its revenue streams and client base, including contracts with top financial institutions for title and valuation services.

Xome.com & the Xome Mobile Application - the first fully integrated digital platform for buying or selling a home

Xome.com and the Xome mobile app form a next generation residential real estate platform that digitally integrates the process of buying or selling a home from end to end. Xome makes the task of buying and selling more transparent and less complex by bridging the online and offline components for a more digitally streamlined and connected real estate ecosystem. Xome also provides technology and data enhanced solutions to homebuyers, home sellers, real estate professionals and companies engaged in the origination and / or servicing of real estate assets. During the quarter, Xome was successful in rolling out its mobile app on the Google Android mobile operating system. As of the date of this release, over 725,000 users have downloaded the Xome mobile application from the Apple iTunes® and Google Play™ stores, Xome users spent roughly 5 minutes per session through the end of third quarter, saved over 120,000 property listings and generated over 2,000 transactional leads for Xome’s nationwide network of licensed real estate agents. We also launched the Xome Signings notary mobile app on September 30, the latest in our expanding suite of technology solutions for home buyers, sellers and real estate professionals. The app simplifies and accelerates the process of closing a home purchase or sale by scheduling and tracking document signings while bringing the notary to the consumer.

Conference Call Webcast and Investor Presentation

The Company will host a conference call on November 3, 2015 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing 855-874-2685, or 720-634-2923 internationally, five minutes prior to the scheduled start of the call. Please use the participant passcode 42677711 to access the conference call.

A simultaneous audio webcast of the conference call will be available on the Shareholder Relations section of http://www.nationstarmtg.com. Please click on the November 3, 2015 Conference Call link to access the call. A replay will be also be available approximately two hours after the conclusion of the conference call by dialing 855-859-2056, or 404-537-3406 internationally. Please use the passcode 42677711 to access the replay. The replay will be accessible through November 12, 2015.

Non-GAAP Financial Measures

This disclaimer applies to every usage of "adjusted pretax income", "adjusted earnings", "servicing profitability" and "adjusted revenue" in this release. Adjusted pretax income is a metric that is used by management to provide a better depiction of the results of servicing operations by excluding changes in fair value of the MSR and non-recurring expenses. Adjusted earnings is a metric used by management to provide an estimate of earnings by excluding mark-to-market ("MTM") adjustments and non-recurring expenses. Adjusted earnings begins with net income and makes adjustments for taxes, the adjustment for fair value of MSRs and non-recurring expenses. Servicing profitability is a metric used by management to estimate earnings from the servicing segment. Servicing profitability begins with adjusted earnings and adjusts for financing structure payments. Adjusted revenue is a metric used by management to provide an estimate of revenues prior to any changes in the fair value of MSRs.

About Nationstar

Based in Dallas, Texas, Nationstar earns fees through the delivery of quality servicing, origination and technology-enabled transaction based services related principally to single-family residences throughout the United States. Additional corporate information is available on the Shareholder Relations page at http://www.nationstarmtg.com.

Forward Looking Statements

Any statements in this release that are not historical or current facts are forward looking statements. These forward looking statements include, but are not limited to, statements regarding: our servicing segment's profitability targets, potential acquisitions, and success of our new sub-servicing portfolio; our originations segment's income and recapture opportunities and its ability to replenish our servicing portfolio; and the impact of our Xome platform initiative for buyers, sellers and real estate professionals. Forward looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance, or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward statements. Certain of these risks and uncertainties are described in the "Business" and "Risk Factors" sections of our most recent annual report and other required documents as filed with the SEC which are available at the SEC’s website at http://www.sec.gov. Nationstar undertakes no obligation to publicly update or revise any forward looking statements or any other financial information contained herein, and the statements made in this press release are current as of the date of this release only.

Financial Tables

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(dollars and shares in thousands, except per share data)

	For the Quarter Ended
	June 30, 2015	September 30, 2015
Revenues:
Service related	$457,723	$211,311
Net gain on mortgage loans held for sale	163,886	185,872
Total revenues	621,609	397,183

Total expenses	440,985	446,221

Other income (expense):
Interest income	87,155	112,503
Interest expense	(147,863)	(175,798)
Gain (loss) on interest rate swaps and caps	95	109
Total other income (expense)	(60,613)	(63,186)
Income (loss) before taxes	120,011	(112,224)
Income tax (benefit) expense	44,171	(47,295)
Net income (loss)	75,840	(64,929)

Less: Net gain (loss) attributable to non-controlling interests	1,281	1,413
Net income (loss) attributable to Nationstar	$74,559	$(66,342)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.69	$(0.62)
Diluted earnings (loss) per share	$0.69	$(0.62)
Weighted average shares:
Basic	107,521	107,568
Dilutive effect of stock awards	368	—
Diluted	107,889	107,568

NATIONSTAR MORTGAGE HOLDINGS INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(dollars in thousands)

	June 30, 2015	September 30, 2015
Assets
Cash and cash equivalents	$562,939	$596,607
Restricted cash	387,914	477,232
Mortgage servicing rights, $3,233,041 and $2,949,739 at fair value, respectively	3,360,322	3,242,356
Advances	2,348,114	2,127,064
Reverse mortgage interests	7,424,565	7,433,716
Mortgage loans held for sale	1,906,010	1,885,605
Mortgage loans held for investment, net of allowance for loan losses of $3,549 and $3,531, respectively	182,330	178,988
Property and equipment, net of accumulated depreciation of $98,931 and $69,721, respectively	134,155	137,869
Derivative financial instruments	108,265	98,364
Other assets	906,889	859,139
Total assets	$17,321,503	$17,036,940

Liabilities and stockholders' equity
Unsecured senior notes	$2,158,392	$2,157,973
Advance facilities	1,826,452	1,750,437
Warehouse facilities	2,152,915	2,303,564
Payables and accrued liabilities	1,390,207	1,291,528
MSR related liabilities - nonrecourse	1,287,140	1,172,471
Mortgage servicing liabilities	47,775	27,624
Derivative financial instruments	7,859	28,525
Other nonrecourse debt	6,693,772	6,608,895
Total liabilities	$15,564,512	$15,341,017

Total equity	$1,756,991	$1,695,923
Total liabilities and equity	$17,321,503	$17,036,940

ADJUSTED PRETAX INCOME RECONCILIATION
(dollars in millions, except per share data)

	For the quarter ended	For the quarter ended
	June 30, 2015	September 30, 2015
GAAP pretax income (loss)	$120	$(112)
MTM adjustments	(82)	152
Non-recurring expenses	17	11
Adjusted pretax income	55	50
Less: Taxes (1)	(20)	(18)
Adjusted earnings	$35	$32
Adjusted earnings per share (2)	$0.32	$0.30

(1) Calculated using tax rate of 36.8% in Q2’15 and 36.5% in Q3’15.
(2) Calculated using fully-diluted average share count of 107.9 million in Q2’15 and 107.6 million in Q3’15.

SERVICING PROFITABILITY RECONCILIATION
(dollars in millions, unless otherwise noted)

	For the quarter ended		For the quarter ended
	June 30, 2015		September 30, 2015
	$	bps	$	bps
GAAP pretax income (loss)	$96	9.7	$(127)	(12.7)
MTM adjustments	(82)	(8.3)	152	15.2
Non-recurring expenses	9	0.9	11	1.1
Adjusted pretax income	$23	2.3	$36	3.6
Avg. UPB ($B)	$394.9		$399.9

SERVICING ADJUSTED OPERATING INCOME STATEMENT
(dollars in millions, unless otherwise noted)

	For the quarter ended		For the quarter ended
	June 30, 2015		September 30, 2015
	$	bps	$	bps
Operating revenue(1)	408.2	41.3	419.0	41.9
Labor costs(2)	60.7	6.2	61.5	6.2
Direct corporate allocation(3)	39.8	4.0	39.9	4.0
Other direct expenses(2)	100.0	10.1	99.3	9.9
Total expenses	200.5	20.3	200.7	20.1
Other (income) / expense(4)	2.6	0.3	0.9	0.1
Adj. operating income b/f amortization	205.0	20.8	217.5	21.8
MSR amortization	(133.9)	(13.6)	(130.6)	(13.1)
Excess spread accretion	45.7	4.6	48.3	4.8
Total amortization	(88.3)	(8.9)	(82.2)	(8.2)
Adjusted operating income	116.7	11.8	135.3	13.5
MSR financing liability payments	31.1	3.2	30.5	3.0
Excess spread payments - principal	41.9	4.2	47.1	4.7
Excess spread payments - interest/other	20.6	2.1	21.9	2.2
Total financing structure payments	93.6	9.5	99.5	10.0
Adjusted Pretax Income	23.1	2.3	35.8	3.6
Financing MTM	(14.0)	(1.4)	2.5	0.3
MSR MTM	125.3	12.7	(215.2)	(21.5)
Excess Spread MTM	(29.6)	(3.0)	61.1	6.1
Total MTM adjustments	81.7	8.3	(151.6)	(15.2)
Non-recurring expenses	(9.0)	0.9	(10.8)	(1.1)
GAAP pretax income (loss)	95.8	9.7	(126.6)	(12.7)
Average UPB ($B)	394.9		399.9

(1) Operating revenue excludes payments made in connection with excess spread co-investment and sale of advances, amortization and MTM adjustments. See page next page for reconciliation.
(2) Excludes non-recurring expenses incurred during the quarter.
(3) Direct corporate allocation includes: legal / compliance, accounting and finance involved directly with the segment.
(4) Other (income) / expense excludes portion of excess spread remittance treated as financing. See next page for reconciliation.

SERVICING SEGMENT: GAAP REVENUE RECONCILIATION
(dollars in millions)

	For the quarter ended	For the quarter ended
	June 30, 2015	September 30, 2015
Operating revenue	$408	$419
Less: MSR financing liability	(31)	(30)
Less: Excess spread - principal	(42)	(47)
Less: Amortization	(88)	(82)
MTM adjustments	82	(152)
Other	(1)	—
GAAP revenue	$329	$108

SERVICING SEGMENT: GAAP OTHER INCOME / (EXPENSE) RECONCILIATION
(dollars in millions)

	For the quarter ended	For the quarter ended
	June 30, 2015	September 30, 2015
Other income / (expense)	$(3)	$(4)
Plus: Excess spread - interest	(21)	(22)
GAAP other income / (expense)	$(24)	$(26)

SEGMENT INCOME STATEMENT & EARNINGS RECONCILIATION
(dollars in thousands, except per share data)

	For the quarter ended June 30, 2015
				Corporate
	Servicing	Originations	Xome	and Other	Elim.	Consolidated

REVENUES:
Service related	$320,654	$13,428	$122,004	$1,855	$(218)	$457,723
Net gain on mortgage loans held for sale	7,837	156,085	—	(36)	—	163,886
Total revenues	328,491	169,513	122,004	1,819	(218)	621,609

Total expenses	209,540	117,159	94,433	19,853	—	440,985
Other income (expense):
Interest income	66,922	16,862	—	3,153	218	87,155
Interest expense	(90,191)	(14,854)	(29)	(42,789)	—	(147,863)
Gain (loss) on interest rate swaps and caps	85	—	—	11	—	95
Total other income (expense)	(23,184)	2,008	(29)	(39,625)	218	(60,613)

Pretax income (loss)	$95,767	$54,362	$27,542	$(57,659)	$—	$120,011

Taxes						44,171
Net income (loss) attributable to Nationstar						74,559
Earnings per share - diluted						$0.69

Adjusting Items:
MTM	(81,656)	—	—	—	—	(81,656)
Non-recurring expenses	9,014	4,275	—	3,703	—	16,992
Adjusted pretax income	23,125	58,637	27,542	(53,953)	—	55,351
Taxes						(20,203)
Adjusted earnings						$35,148
Adjusted EPS						$0.32

SEGMENT INCOME STATEMENT & EARNINGS RECONCILIATION
(dollars in thousands, except per share data)

	For the quarter ended September 30, 2015
				Corporate
	Servicing	Originations	Xome	and Other	Elim.	Consolidated

REVENUES:
Service related	$84,641	$17,017	$109,449	$204	$—	$211,311
Net gain on mortgage loans held for sale	22,957	162,918	—	(3)	—	185,872
Total revenues	107,598	179,935	109,449	201	—	397,183

Total expenses	208,103	131,300	92,380	14,438	—	446,221
Other income (expense):
Interest income	89,097	18,937	—	4,469	—	112,503
Interest expense	(115,307)	(17,382)	(27)	(43,082)	—	(175,798)
Gain (loss) on interest rate swaps and caps	99	—	—	10	—	109
Total other income (expense)	(26,111)	1,555	(27)	(38,603)	—	(63,186)

Pretax income (loss)	$(126,616)	$50,190	$17,042	$(52,840)	—	$(112,224)

Taxes						(47,295)
Net income (loss) attributable to Nationstar						(66,342)
Earnings per share - diluted						$(0.62)

Adjusting Items:
MTM	151,600	—	—	—	—	151,600
Non-recurring expenses	10,800	—	—	—	—	10,800
Adjusted pretax income	35,784	50,190	17,042	(52,840)	—	50,176
Taxes						(18,314)
Adjusted earnings						$31,862
Adjusted EPS						$0.30

CONTACT:
Nationstar Mortgage Holdings Inc.
Robert Stiles, 972-316-5383